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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549

                                  FORM 8-K

                               CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): March 23, 2004



                            GARDNER DENVER, INC.
           (Exact name of Registrant as Specified in its Charter)

             DELAWARE                   1-13215                76-0419383

(State or Other Jurisdiction of       (Commission           (I.R.S. Employer
Incorporation or Organization)        File Number)         Identification No.)


                           1800 GARDNER EXPRESSWAY
                           QUINCY, ILLINOIS 62305
            (Address of Principal Executive Offices and Zip Code)

                               (217) 222-5400
            (Registrant's Telephone Number, Including Area Code)



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ITEM 5.  OTHER EVENTS.

     The Company filed a registration statement on Form S-3 (File No. 333-109086) (the "Registration Statement"), including a prospectus ("the Prospectus"), under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of $150,000,000 of debt securities, preferred stock, common stock and warrants of the Company. The Company also filed a prospectus supplement dated March 11, 2004 and accompanying Prospectus covering an aggregate of 3,450,000 shares of common stock, par value $.01 per share (the "Common Shares") (including up to 450,000 shares which may be sold at the underwriters' option) pursuant to Rule 424(b) under the Securities Act.

     In order to furnish certain exhibits for incorporation by reference into the Registration Statement of which the Prospectus forms a part, the Company is filing the underwriting agreement relating to the offering of the Common Shares and an opinion of the Company's counsel regarding the validity of the Common Shares.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits

1.1      Underwriting Agreement

5.1      Opinion of Bryan Cave LLP

23.1     Consent of Bryan Cave LLP (included in Exhibit 5.1)

99.1     Press Release dated March 23, 2004

ITEM 9. REGULATION FD DISCLOSURE.

     On March 23, 2004, the Company issued a press release announcing the pricing of the offering of 3,000,000 shares of its common stock. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated by reference.

     The information in this Item 9 and the exhibit attached hereto shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act), or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth in such a filing.

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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   GARDNER DENVER, INC.

Date: March 24, 2004               By: /s/ Tracy D. Pagliara
                                      ----------------------------------------
                                   Tracy D. Pagliara
                                   Vice President, Operations, General Counsel
                                   and Secretary

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                                EXHIBIT INDEX

EXHIBIT NO.           DESCRIPTION
-----------           ---------------------------------------------------

    1.1               Underwriting Agreement
    5.1               Opinion of Bryan Cave LLP
    23.1              Consent of Bryan Cave LLP (included in Exhibit 5.1)
    99.1              Press Release dated March 23, 2004


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